UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 29, 2008
US DATAWORKS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-15835	84-1290152

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
One Sugar Creek Blvd., 5th Floor
Sugar Land, Texas		77478

(Address of principal executive offices)		(Zip Code)
(281) 504-8000
(Registrant’s telephone number,
including area code)
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 8.01. Other Events.
     On February 29, 2008, US Dataworks, Inc., a Nevada corporation (the “Company”), amended its Consulting Services Agreement (the “Agreement”) with a significant customer, an entity of the U.S. Federal Government, originally executed on September 30, 2003, to extend the term of the Agreement until February 28, 2009. Under the Agreement, as amended, the Company will provide project management, testing, coordination, reporting and tracking of certain materials programs and customized services. The maximum estimated revenue to the Company from the amended Agreement is expected to be approximately $1,200,000.
     The foregoing contains forward-looking statements regarding the expected revenue generated from the Agreement. Statements regarding future events are based on the parties’ current expectations and are necessarily subject to associated risks related to, among other things, the Company’s ability to complete the services under the Agreement. Actual results may differ materially from those in the forward-looking statement. For information regarding other factors that could cause the Company’s results to vary from expectations, please see the “Factors That May Affect Our Results” section of the Company’s filings with the Securities and Exchange Commission, including its most recent quarterly report on Form 10-QSB. The Company undertakes no obligation to revise or update publicly any forward-looking statements.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Dated: March 5, 2008

US DATAWORKS, INC.
By:	/s/ Charles E. Ramey
Charles E. Ramey
Chief Executive Officer